EXHIBIT 99.2








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GASCO
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ENERGY                                               MANAGEMENT & TECHNICAL TEAM
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Gasco has  assembled  a highly  qualified  management  and  technical  team with extensive industry experience and a proven track record in oil and gas exploitation and development. The members of this team have contributed to the development of several "early stage" oil and gas companies in the U.S. and Canada, with an aggregate combined market capitalization exceeding $1 billion.

MARK A. ERICKSON
CHIEF EXECUTIVE OFFICER AND PRESIDENT
Mr. Erickson was founder and a senior officer and Director of Pennaco Energy, Inc., with properties in the Powder River basin of Wyoming. He was also a founder and past President of RIS Resources (USA). Mr. Erickson, a Registered Petroleum Engineer with 17 years of experience in business development, finance, strategic planning, marketing, project management and petroleum engineering, received his MS in Mineral Economics from the Colorado School of Mines.

MICHAEL K. DECKER
CHIEF OPERATING OFFICER
Mr. Decker has twenty-four years of oil and gas prospecting, development, operations and M&A experience. Mr. Decker is also owner and president of Black Diamond Energy, LLC, a geological engineering, operations, prospecting and M&A consulting firm. Previously, he was the Vice President of Exploitation at Prima Oil and Gas Company, a publicly held company listed on NASDAQ. Prima was recognized by the Denver Business Journal as the "top performing Colorado based company of the 1990's," with a market return of 1857%. Mr. Decker also worked for Bonneville Fuels Corporation and Tenneco Exploration and Production Company. He holds a BS degree in Geological Engineering from the Colorado School of Mines and is the Chairman of the Potential Gas Committee.

W. KING GRANT
CHIEF FINANCIAL OFFICER
Prior to joining Gasco, Mr. Grant served as Executive Vice President and Chief Financial officer for KEH.com, a catalog/internet retailer of new and used camera equipment. From 1997 to 1999, Mr. Grant was Senior Vice President in the Natural Resources Group of ING Baring, LLC. He was responsible for providing financing and advisory services to mid-cap and smaller energy companies. For the previous eleven years, Mr. Grant held several positions at Chase Manhattan Bank and its affiliates, most recently as a Vice President in the Oil & Gas group. Mr. Grant holds a BSE in Chemical Engineering from Princeton University and an MBA from the Wharton School at the University of Pennsylvania.




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                                                                          GASCO
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                                                                          ENERGY
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HOWARD O. SHARPE
VICE PRESIDENT AND CORPORATE SECRETARY
Mr. Sharpe served as Executive Vice President of Alpine Gas Company in Denver for eight years. He was responsible for acquiring over 100,000 acres of oil and gas leases within the Green River Basin of Wyoming. Mr. Sharpe is a retired Air Force Colonel, fighter pilot and holds an MBA degree.

ROBIN DEAN
SENIOR GEOLOGIST
Mr. Dean has over 27 years of experience in the oil and gas industry. Since joining Gasco in 1999 as a Consulting Geologist, Mr. Dean generated the Riverbend Prospect, originated the Mesaverde play concept, which he marketed to Phillips Petroleum, and authored numerous prospects in the Uinta Basin-Douglas Creek Arch area. Between 1991 and 1999, Mr. Dean worked as a Consulting Geologist. Clients included Rosewood Resources, Inland Resources, AA Production and Apache Corporation. Prior to 1991, Mr. Dean worked in various supervisory positions for companies including Enron Oil and Gas, Belco Petroleum, Diamond Shamrock Corporation and Texaco. Mr. Dean holds a Bachelor's degree and a Master's degree in Geology from Cambridge University in England.

RICHARD A. HARTFIELD
CONTROLLER
Mr. Hartfield is a partner of Hartfield, Sonnier and Blue LLC, a Denver based CPA firm which serves as the Company accounting department. Mr. Hartfield was previously General Counsel for Vessels Energy, Inc. and tax manager at Price Waterhouse. Mr. Hartfield holds a JD from the University of Nebraska.